Exhibit 10.1

PCS Edventures!.Com, Inc.

CONVERTIBLE PROMISSORY NOTE

THIS NOTE AND ANY SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE AND ANY SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY NOT BE SOLD, OFFERED FOR SALE, MORTGAGED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT CONCERNING THIS NOTE OR SUCH SECURITIES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS, OR THE DELIVERY OF AN OPINION OF COUNSEL ACCEPTABLE TO PCS EDVENTURES!.COM, INC., THAT SUCH REGISTRATION IS NOT REQUIRED. IN THE EVENT OF THE EXERCISE OF THE CONVERSION RIGHT HEREIN, ANY SECURITIES ISSUED WILL BE RESTRICTED SECURITIES UNDER RULE 144.

DATED: SEPTEMBER 30, 2013 $150,000.00

FOR VALUE RECEIVED, PCS Edventures!.Com, Inc., an Idaho corporation (hereinafter referred to as “Borrower”), hereby promises to pay to the order of TODD R. HACKETT, or his successors or assigns, if any (hereinafter referred to as “Lender”), the principal sum of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000.00), together with interest on the unpaid principal amount of this Convertible Promissory Note (“Note”) at the rate of eight percent (8%) per annum in the manner and upon the terms and conditions set forth below. All computations of interest shall be made on the basis of a 365-day year for actual days elapsed.

This promissory note is being issued in substitution for the Promissory Note issued on March 24, 2013 in the amount of $150,000 which is being cancelled upon signing and delivery of this note.

The principal and interest on the unpaid principal amount of this Note, or any remaining portion thereof, shall be paid in full to the Lender 36 months from the date of the Note on or before September 30, 2016. All payments hereunder shall be made in lawful money of the United States of America.

At the sole option of Lender, the outstanding balance of this Note may be converted into shares of Rule 144 Restricted Common Stock of the Borrower at a price per share of $0.04. In the event Lender elects to convert any outstanding balance due under this Note into such shares, Lender shall give written notice to the Borrower seven (7) days prior to the effective date of such exercise. No fractional share of stock shall be issued upon conversion. In lieu of any such

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fractional share, which would otherwise be issuable upon such conversion, the Borrower shall pay to Lender a cash adjustment in respect thereof, in an amount equal to the same fractional price attributable to such share of the Company’s common stock at the rate of $ 0.04 per share. The stock certificate representing shares of Rule 144 Restricted Common Stock of the Borrower, in the event of such conversion, shall be issued and delivered to Lender within fourteen (14) days of the effective date of such conversion.

Borrower hereby grants Lender security interests in the following assets of Borrower (subject to any security interests therein in existence as of the date of this Note) during any period in which any principal or interest under this Note remains outstanding:

a.	A security interest in those assets of Borrower designated as fixed assets on the audited financial statements of Borrower for the fiscal year ended March 31, 2013, subject to the following occurrences after such date: (i) reductions in fixed assets occurring in the ordinary course of Borrower’s business and (ii) additions in fixed assets (but only where not subject to security interests granted in favor of the seller, lessor or entity financing the acquisition of additional fixed assets); and

b.	A security interest (the “IP Security Interest”) in all intellectual property owned by the Borrower, assigned to the Borrower or other intellectual property to which the Borrower possesses any rights of ownership or assignment, whether in written, electronic or other form, including intellectual property within and without the United States of America, including but not limited to any patents, copyrights, trade secrets or trade names (for example and including that certain trademark #75845244 and any other trademarks or copyrights registered or subject to applications filed with the USPTO in the name of or on behalf of the Borrower, and any licenses or other rights to use such intellectual property ("collectively, “Intellectual Property”). The IP Security Interest granted under this Note shall be, and be deemed to be, subordinated to any prior security interests granted prior to the date of this Note by the Borrower in any or all Intellectual Property under any note obligations in favor of any one or more lenders to the Borrower.

In connection with the loan from Lender and the issuance of this Note by the Borrower, the Lender represents and warrants to the matters listed on Attachment A.

Interest shall be paid in arrears by cash within thirty (30) days of each successive quarter end. (December, March, June or September)

The Company shall have the right of prepayment of the balance due or any installment payment under this Agreement, as long as a 30 day notification is communicated to the Lender. Payment shall be credited first to the accrued interest then due and payable and the remainder to Principal.

The rights of the Lender hereunder may be assigned in whole or in part with prior notice to Borrower and subject to the pre-condition that any assignment comply with the federal and state securities law applicable to the such assignment. The obligations of the Borrower hereunder may not be assigned by the Borrower without consent or prior notice to the Lender.

Upon default in the payment of any amount due pursuant to this Note for more than thirty (30) days after the due date, the Lender may, without notice, declare the entire principal and interest

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then remaining unpaid under this Note immediately due and payable and may, without notice, in addition to any other remedies, proceed against the Borrower to collect the unpaid principal and any interest due. Presentment for payment, notice of dishonor, protest and notice of protest are waived by the Borrower, and any and all others who may at any time become liable or obligated for the payment of all or any part of this Note, the principal or interest due.

This Note may be altered or amended only by a written instrument executed by Lender and Borrower.

This Note shall be governed by and construed in accordance with the laws of the State of Idaho. Any legal action to enforce any obligation of the parties to this Note shall be brought only in the District Court of the Fourth Judicial District of the State of Idaho, in and for the County of Ada.

In the event of any civil action filed or initiated between the parties to this Note or any other documents accompanying this Note, or arising from the breach of any provision hereof, the prevailing party shall be entitled to all reasonable attorney and paralegal fees, and costs incurred by the prevailing party, in addition to any damages which may be allowed by law.

Upon payment of the unpaid principal balance of this Note, either through payment in cash, or full or partial conversion, Lender shall surrender this Note marked “Paid in Full.”

“BORROWER”

“PCS EDVENTURES!.COM, INC.”

By
Robert O. Grover
Chief Executive Officer

“LENDER”

“TODD R. HACKETT”

By
Todd R. Hackett

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